UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2011

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 23, 2011, Integra LifeSciences Holdings Corporation, a Delaware corporation (the "Company") completed the acquisition of Ascension Orthopedics, Inc., a Delaware corporation, ("Ascension") as a result of a merger with Ascension. Ascension continues as the surviving corporation and a wholly-owned indirect subsidiary of the Company. The total purchase price was approximately $65 million in cash, subject to adjustments. The purchase price was funded with cash on hand and borrowings of $50 million under the Company’s senior secured revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 23, 2011, the Company borrowed $50 million under its senior secured revolving credit facility. As a result of this borrowing, the Company has $194,375,000 of outstanding borrowings under its credit facility as of the date of this filing. The Company used the funds to partially fund the acquisition of Ascension.

The outstanding borrowings have one-month and three-month interest periods. The weighted average interest rate of the outstanding borrowings is approximately 1.74%.

The credit facility requires the Company to maintain various financial covenants, including a maximum consolidated total leverage ratio, a minimum fixed charge coverage ratio, a minimum liquidity requirement and a maximum capital expenditure requirement. The credit facility also contains customary affirmative and negative covenants, including those that limit the Company’s and its subsidiaries’ ability to incur additional debt, incur liens, make investments, enter into mergers and acquisitions, liquidate or dissolve, sell or dispose of assets, repurchase stock and pay dividends, engage in transactions with affiliates, engage in certain lines of business and enter into sale and leaseback transactions.

Item 7.01 Regulation FD Disclosure.

On September 26, 2011, the Company issued a press release announcing that it closed the acquisition of Ascension. Ascension develops and distributes a complementary range of implants for the shoulder, elbow, wrist, hand, foot and ankle.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibit attached hereto) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description of Exhibit
------------------- ---------------------------

99.1 Press release issued September 26, 2011

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

September 26, 2011	By:	John B. Henneman, III

Name: John B. Henneman, III
Title: Executive Vice President, Finance and Administration and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued September 26, 2011